EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into this 7th day of March, 1997, by and between NDL Products, Inc. a Florida Corporation having its principal office located at 4031 N.E. 12th Terrace, Oakland Park, Florida 33334 (hereinafter called "Employer"), and Michael C. Bell, who resides in Andover, Massachusetts (hereinafter called "Employee").

                                R E C I T A L S:

         A.       Employer   is  in  the   business  of  the   manufacture   and
                  distribution of sports, fitness and medical protective gear and equipment.

         B.       Employer desires to employ Employee and Employee desires to be
                  employed   by   Employer,   upon  the  terms  and   conditions
                  hereinafter set forth.

                  In consideration of the mutual covenants hereinafter set forth, it is hereby agreed as follows:


1. EMPLOYMENT AND DUTIES: Employer agrees to employ Employee as Chief Executive Officer and Chief Operating Officer of NDL Products, Inc. and Employee agrees to serve Employer in such capacity and to engage in those duties which might reasonably be required of a Chief Executive Officer and Chief Operating Officer including, but not limited to, supervisory responsibility for day to day sales operations of Employer and generally do all things for the best interests of the Employer, subject to the direction of Employer's Board of Directors. Employee shall also serve as Chief Executive Officer and Chief Operating Officer of Orthopedic Products, Inc. ("OPI"), a sister company of Employer engaged in the manufacture and sale of orthopedic products and the distribution of general medical supplies to orthopedists, orthopedic clinics, hospitals and sports medicine centers. Employee shall serve in this capacity at no additional compensation or benefits than set forth in paragraph 7 below.

2. TERM: Employee's employment hereunder shall be for a period of three (3) years unless sooner terminated pursuant to Section 8 hereof (the "Term") commencing upon the date first above written (the ":Commencement Date"). Employer shall have the option of extending this Agreement for an additional three (3) year period upon the same terms and conditions contained herein. The Employer shall notify the Employee not later than six (6) months prior to the expiration of the initial three year term and no later than thirty (30) days from the receipt of such notice, Employee shall advise Employer, in writing, of his acceptance or rejection of such extension of this agreement.

3. DEVOTION OF ATTENTION: Throughout the Term of his employment, Employee shall devote his full time and attention during normal business hours, and at such times after normal business hours as may reasonably be necessary to carry out the duties commensurate with Employee;'s position, to the business affairs of the Employer and OPI.

4. NON-DISCLOSURE
         4.1 Acknowledgement and Purposes Employee acknowledges that he will, during the Term of this Agreement, learn and have access to, Confidential Information relating to the business and affairs of Employer and OPI. As used in this Agreement, Confidential Information shall mean trade secrets concerning Employer's and OPI's operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, any customer lists, customer information, or information relating to the products or service, whether patentable or not, concerning the business of Employer and OPI as conducted at any time prior to the termination of this Agreement.

               Employer and OPI are engaged in highly competitive businesses and their competitive position depends in great measure upon their ability to develop or acquire and maintain the confidentiality of Confidential Information; and they may have expended and are likely to continue to expend considerable efforts and resources in the development or acquisition of Confidential Information. Based upon the foregoing, Employee recognizes that the unauthorized disclosure of Confidential Information in violation of the terms hereof is likely to result in serious and irreparable harm to Employer and OPI.

         4.2 Restrictions on the Use of Confidential Information Employee agrees and covenants as follows:

                  (a) All documents and other materials made or compiled by Employee during the Term of this Agreement and any copies thereof, whether or not containing Confidential Information are and shall be the property of Employer and OPI and shall be delivered to Employer and OPI by Employee upon request by Employer or OPI. Employee will treat as trade secrets all Confidential Information acquired by him prior to or during the Term of this Agreement, and will not use any such Confidential Information for his own benefit nor discuss it or any part of it to any other person, firm or corporation (other than Employer and
                           OPI) (i) without the prior written consent of Employer or OPI; or (ii) unless such disclosure is required by law or in response to a legal order; or
                           (iii) unless such Confidential Information has become generally available to the public other than through the breach by Employee of the terms hereof.

                  (b) All ideas, reports and other creative works conceived by Employee during the Term of this Agreement and relating to Confidential Information shall be disclosed to Employer or OPI and shall be the sole property of Employer or OPI.

5. COVENANT NOT TO COMPETE
         5.1 Acknowledgement and Purposes. Employer and OPI are and will be engaged in the businesses associated with the manufacture of sports medicine, fitness and related products and orthopedic products in the United States and throughout the world. Employee acknowledges that said business of Employer and OPI is international in scope and that Employer and OPI compete with other organizations that could be located in any part of the World.

         5.2 Covenants Employee covenants and agrees that during the Term of this Agreement and for a period of six (6) months from the termination of this Agreement including any extension thereof, Employee will not directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed, associated or in any manner connected with or render services or advice to, any business the services of which compete, in whole or in part, with the services or activities of Employer or OPI described in Paragraph 5.1 above, within these geographical territories; provided, that Employee may invest in less than one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any regional or national securities exchange or have been registered under Section 12 (g) or Section 15 (d) of the Securities Exchange Act of 1934, as amended.

                  (a) Whether for his own account or for the account of any other person, during the Term of this Agreement including extensions and for a period of six (6) months from the termination of this Agreement pursuant to Section 8 hereof, Employee will not solicit the business of any person known to him to be in conflict with Employer or OPI without Employer's or OPI's consent, which consent Employer or OPI may withhold in the absolute discretion, whether or not Employee had personal contact with such person during or by reason of his employment with the Employer and OPI prior to or during the Term of this Agreement.

                  (b) Whether for his own account or the account of any other person, during the Term of this Agreement, including extensions and for a period of six (6) months from the termination of the Agreement, Employee will not, without the Employer's or OPI's consent, which consent Employer or OPI may withhold in its absolute discretion, (i) solicit, employ or otherwise engage as an employee, independent consultant or otherwise, any person who is or was an employee of Employer or OPI at any time during the employment of Employee by Employer and OPI prior to or during the Term of this Agreement including extensions, or in any manner induce or attempt to induce any employee of Employer or OPI to terminate his or her relationship with Employer or OPI, or (ii) interfere with the relationship of Employer or OPI with any person, including any person who at any time during the employment of Employee by Employer and OPI prior to or during the Term of this Agreement including extensions was an employee, a customer, a vendor, a supplier or a consultant of, or to Employer or OPI.

6. DISCLOSURE AND ASSIGNMENT Employee will disclose fully to Employer or OPI all inventions, formulas, processes, improvements and ideas, whether or not patentable, made or conceived by Employee in whole or in part, alone or with others, at any time during the Term, any extension and within one year thereafter and which relate to the then present or planned business or Employer or OPI. Employee will also (i) assign to Employer or OPI all such inventions, formulas, processes, improvement and ideas and all Employee's rights thereto and
(ii) sign all documents reasonably requested by Employer or OPI to enable Employer or OPI to obtain patents thereon in the United States of America and such foreign countries as Employer or OPI may designate, and otherwise assist Employer and OPI, at the latter's expense, in obtaining such patents and in protecting, maintaining and defending same.

7. COMPENSATION AND BENEFITS Employee shall receive the following compensation and benefits for services rendered by him during the Term of this Agreement:

         7.1 Salary Effective as of the Commencement Date, Employee's annual compensation shall be at the rate of One Hundred Thousand ($ 100,000) per annum payable in accordance with the regular payroll practices of Employer.

         7.2 Common Stock of DHB (unregistered)

                  (a) 50,000 shares to be issued upon the execution of this agreement. These shares shall be non refundable and non-cancellable

                  (b) 90,000 shares to be issued for each year of this Agreement, 45,000 shares of which shall vest on the 1st day of each year of this Agreement and 45,000 shares of which shall vest and on the 181st day of each year. 180,000 of such shares shall be issued upon the execution of the Agreement, 135,000 shares of which shall bear a legend indicating that ownership rights with respect to such shares shall vest in accordance with the above provision and are subject to termination and return to Employer if Employee's employment hereunder terminates prior to vesting. An additional 90,000 shares subject to the aforesaid vesting and restrictions shall be issued on the 1st day of the third year of the Agreement.

                           Employee shall have the right to "put" these shares to the Company at $ 2.00 per share between the 355th and 365th day of each year of this Agreement to the extent such shares are vested. This right does not carry over to the following year and expires to the extent not exercised in each year of this Agreement.

                  (c) Warrants or Options to purchase 150,000 shares exercisable at $ 2.00 per share are herewith granted to Employee but shall vest at the rate of 50,000 upon the completion of each year of this Agreement.

                           The shares issued or issuable pursuant to (a) (b) and
                           (c) above will be registered pursuant to the Securities Act of 1933 as soon as possible after vesting either as individual stock grants pursuant to Form S-8 or pursuant to demand registration rights in any other applicable form of Registration Statement.

                           DHB will use its best efforts to issue the shares contemplated by (a) (b) and (c) above in a manner and at such time so that such issuance will not cause a "short swing" profit to Employee, pursuant to Section 16 of the Securities Exchange Act of 1934.

         7.3 Bonus Employee will be entitled to a bonus at the discretion of the Board of Directors of Employer or the Boards' Compensation Committee. The bonus would be payable in DHB Common Stock and would be registered as soon as possible either pursuant to Form S-8, or in any other pending or contemplated Registration Statement.

         7.4 Vacation During the term hereof, Employee shall be entitled to such vacations during each calendar year as the Board of Directors shall specify, but in no event shall Employee be entitled to less than two (2) weeks of paid vacation during each year of employment.

         7.5 Fringe Benefits In addition to all the other compensation to be provided to Employee pursuant to this Paragraph 7, Employee shall be entitled to receive or to participate in any fringe benefits which are or may be provided by Employer to its officers and/or employees, including, but not limited to, insurance, health, welfare and retirement plans. Employee shall not be entitled to an automobile allowance.

         7.6 Business Expenses Employer may, in its discretion, reimburse Employee toward all reasonable expenses incurred by Employee in the course of his employment hereunder, including, without limitation, travel and entertainment expenses. It is acknowledged that Employee might incur additional business expenses for which he will not be reimbursed by Employer. Employee shall not be entitled to an automobile allowance.

         7.7 Relocation Expense Employee shall be entitled to one-half (1/2) of the expenses for realtors commissions in the sale of his Andover, Massachusetts residence, and all moving expenses to Florida.

8. TERMINATION This Agreement shall terminate upon the expiration of the Term or for the following causes:

         8.1      Causes for Termination   This Agreement shall terminate:

                  (a) If during the Term of this Agreement Employee is unable, by reason of physical or mental disability, to carry out or perform the duties required of him hereunder for a period of at least two (2) consecutive months. In such event, Employer shall have the option, exercisable at such time or at any later time during the continuance of such disability, to terminate, upon written notice, the employment of Employee hereunder, as of the date specified in such notice, which date shall be no sooner than thirty
                           (30) days after the date when notice is given. During the term of any disability of Employee prior to any termination of his employment pursuant to this Paragraph 8.1 Employee shall be entitled to his regular compensation as provided in Paragraph 7 above. If there should be any dispute between the parties as to Employee's physical or mental disability, the dispute shall be settled by the opinion of an impartial, reputable physician agreed upon for such purpose by the parties or their representatives. The certificate of such physician as to the matter in dispute shall be final and binding upon the parties;

                  (b)      Upon the death of Employee;

                  (c) By written notice for "Specified Cause." As used herein, the term for "Specific Cause" means (i) the material misappropriation of assets of the Company or perpetration of a fraud against the Company by the Employee; (ii) the conviction of Employee of any crime involving moral turpitude which constitutes a felony in the jurisdiction involved and with respect to which appeals have been exhausted; (iii)
                           Employee's failure, other than because of temporary illness, to devote his full business time and efforts to the pursuit in good faith and with due diligence of the active businesses and purposes of Employer and OPI; (iv) habitual intoxication which impairs the performance of his duties or illegal use of habit forming substances which adversely affects the reputation, goodwill or business position of the Employer or OPI, (vi) the willful failure of the
                           Employee to carry out any reasonable and lawful direction of the Board of Directors of the Employer;
                           (vii) or the willful violation or breach of any material provision of this Agreement. The Company will not terminate Employee's employment during the Term for "Specified Cause" as hereinabove defined in subparagraphs (iii), (iv), (v), (vi) or (vii), unless
                           (a) he has first received written notice stating with specificity the nature of the breach of such provisions and affording him an opportunity to correct the act or acts complained of within 20 days of the actual receipt of notice thereof by Employee, and (b) Employee has failed to correct such act or acts, or, in the case of an act that cannot be corrected within such 20 days, failed to commence and continue in good faith to correct such act.

                  (d) In the event that Employer determined, in its sole and absolute discretion, to discontinue its operations. Such termination shall be effective thirty (30) days following the giving of notice by Employer to Employee of such termination;

                  (e) In the event of a material breach of any provision of this Agreement by Employer, Employee shall have the option, upon written notice, to terminate his employment with Employer as of the date specified in such notice, but not less than sixty (60) days from the date of such notice, except if such material breach arises from the non-payment of compensation.

9. Severance Upon termination of this Agreement,  pursuant to Paragraphs 8.1 (a)
(b) (d) or (e), Employee shall be entitled to receive accrued salary, vacation pay or other accrued payments and accrued issuances of stock pursuant to Paragraphs 7(a) and (b) to the date of such termination, as well as salary and stock issuances pursuant to Paragraphs 7 (a) and (b) for the six month period following the date of termination.

10. ASSIGNMENT Employee shall have no right or power to assign or otherwise transfer this Agreement, or any of his rights, duties or interest herein, and any such purported assignment shall be null, void and of no effect.

11. BINDING EFFECT Subject to Paragraph 6 above, this Agreement shall be binding upon the parties and their respective heirs, legal representatives, successors and assigns.

12. REMEDIES Employee hereby acknowledges that in the event of a breach or threatened breach by him of the provisions of this Agreement, Employer would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly,. Employee agrees that in such event, in addition to any other remedies which Employer may have in law or in equity for money damages or other relief, Employer shall be entitled to temporary and/or injunctive relief, without the necessity of posting bond or proving damages, to enforce the provisions hereof.

13. ENFORCEABILITY If any provision of this Agreement would be deemed to be invalid or unenforceable for any reason, including, without limitation, the geographic or business cope or the duration hereof, such provision shall be construed in such a way as to make it valid and enforceable to the maximum extent possible. Any invalidity or unenforceability of any provision of this Agreement shall attach only to such provision and shall not effect or render invalid or unenforceable any other provision of this Agreement or any other agreement or instrument.

14. AGREEMENT TO PERFORM NECESSARY ACTS Each party agrees to perform any further acts and execute and delivery any further documents which may be reasonably necessary to carry out the provision of this Agreement.

15. NOTICES All notices, requests, demand and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given when served personally on the party to whom notice is to be given one (1) business day after delivery to a reputable overnight courier, four (4) business days if mailed to the party to whom notice is to be given, by first class mail, registered or certified,m return receipt requested, postage prepaid, or when sent by telecopy with a copy following by hand or overnight courier or mailed, registered or certified, return receipt requested, postage prepaid, and properly addressed as follows:

         To Employer:      NDL Products, Inc.
                                    4031 N.E. 12th Terrace
                                    Oakland Park, Florida  33334

         With a copy to:   DHB Capital Group, Inc.
                                    11 Old Westbury Rd
                                    Old Westbury, New York   11568

         To Employee       Michael C. Bell
                                    c/o NDL Products, Inc.
                                    4031 N.E. 12th Terrace
                                    Oakland Park, Florida  33334

         Either party may change his or its address (and in the case of the Employer, the name of the person(s) to whose attention communications hereunder shall be directed) from time to time by serving notice thereof upon the other party as provided herein. The provisions of paragraphs 4 and 5 above shall survive the termination of Employers employment with Employer regardless of the date, cause or manner of such termination, and neither the termination of employment nor the termination of this Agreement shall impair or otherwise affect Employers obligation to strictly observe the terms and conditions of paragraphs 4 and 5.

16. ENTIRE AGREEMENT: This Agreement constitutes the full and complete agreement and understanding between the parties hereto and supersedes any and all similar agreements heretofore executed.

17. LAW APPLICABLE Should any questions arise at any time as to the validity, construction, interpretation or performance of this Agreement, it shall be construed and enforced in accordance with the laws of the State of Florida.


IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                   Employer:
                                                     NDL PRODUCTS, INC.

                                   By:        ________________________________
                                   Name:      ________________________________
                                   Title:     ________________________________

                                   Employee:
                                              --------------------------------
                                                       MICHAEL C. BELL
                                   Address:   ________________________________
                                              ________________________________

DHB Capital Group, Inc., hereby agrees to be bound by the provisions of the within Employment Agreement relating to the issuance, delivery and registration of shares of its Common Stock and Options or Warrants to purchase shares of its Common Stock

                                    DHB CAPITAL GROUP, INC.

                                    By:     /s/David H. Brooks
                                            ------------------
                                    Name:   DAVID H. BROOKS
                                    Title:  CHAIRMAN AND CHIEF EXECUTIVE OFFICER